Exhibit 10.2

AMENDMENT NO. 1 TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Senior Convertible Promissory Note (this “Amendment”) is entered into as of February [ ], 2024 (the “Amendment Date”), by and between Lind Global fund II LP, a Delaware limited partnership (“Holder”), and ABVC BioPharma, Inc., a Nevada corporation (“Maker”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A. Maker previously issued to Holder a Senior Convertible Promissory Note dated January 17, 2024 in the principal amount of $1,000,000.00 (the “Note”) pursuant to that certain Securities Purchase Agreement, dated January 17, 2024 (the “November Purchase Agreement” and, together with the Note, the “Transaction Documents”).

B. The Holder and Maker have agreed to amend certain terms and conditions under the Note; specifically, to establish a floor price for the conversion of the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments.

(a)	Section 3.1(b) of the Note is hereby deleted and replaced in its entirety with the following:

Conversion Price. The “Conversion Price” means the lesser of (i) $3.50 (the “Fixed Price”) and (ii) 90% of the average of the three lowest VWAPs during the 20 trading days prior to conversion (“Variable Price”), and shall be subject to adjustment as provided herein. Notwithstanding the foregoing, provided that no Event of Default shall have occurred, conversions hereunder shall be at the Fixed Price for the first one hundred eighty days (180) following the date hereof. Provided, further that in no event shall the Variable Price be less than the Floor Price (as defined below), and in the event that the calculation as set forth above would result in a Variable Price less than the Floor Price, the “Conversion Price” for the purposes of this Section 3.01(b) shall be the Floor Price.

(b)	A new Section 3.1(d) and Section 3.1(e) is hereby added to the Note, immediately following Section 3.1(c), and providing as follows:

(c)	Floor Price. For purposes herein, the “Floor Price” means $1.00, subject to adjustment as set forth herein. If the Maker shall at any time or from time to time after the Amendment Date effect a split or other subdivision of the outstanding Common Stock, the Floor Price in effect immediately prior to the stock split shall be proportionately decreased, and if the Maker shall at any time or from time to time after the Amendment Date combine the outstanding Common Stock, the Floor Price in effect immediately prior to the combination shall be proportionately increased, with any adjustments pursuant to this sentence being effective at the close of business on the date the stock split or combination occurs.

(d)	Cash Payment. At the option of the Holder, if in connection with a conversion under this Note, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares at the Floor Price, the Maker will also pay to the Holder a cash amount equal to the following formula:

(A – B) x C

Where:

A = Number of shares of Common Stock that would be issued to the Holder on such Conversion Date determined by dividing the Conversion Amount being paid in shares of Common Stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable Conversion Date (notwithstanding the Floor Price);

B = Number of Conversion Shares issued to the Holder in connection with the conversion at the Floor Price; and

C = the VWAP on the Conversion Date.

3. Representations and Warranties. In order to induce Holder to enter into this Amendment, Maker, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Maker has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Maker hereunder.

(b) There is no fact known to Maker or which should be known to Maker which Maker has not disclosed to Holder on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Holder expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Maker acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Maker under the terms of the Transaction Documents.

(d) Maker has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Holder, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Maker hereby acknowledges and agrees that the execution of this Amendment by Holder shall not constitute an acknowledgment of or admission by Holder of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

4. Events of Defaults. To the extent any Event of Default has occurred prior to the date hereof under the Transaction Documents, the Holder hereby waives any such Event of Default.

5. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Holder to Maker in connection with this Amendment or any other amendment to the Note granted herein.

6. Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Holder under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

7. No Reliance. Maker acknowledges and agrees that neither Holder nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Maker or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Maker is not relying on any representation, warranty, covenant or promise of Holder or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

HOLDER:

Lind Global Fund II LP

By:
Printed Name:	Jeff Easton
Title:	Managing Member

MAKER:

ABVC BioPharma, Inc.

By:
Printed Name:	Uttam Patil
Title:	CEO

[Signature Page to Amendment to Senior Convertible Promissory Note]

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